Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Oramed Pharmaceuticals Inc. (the “Company”) on Form 10-Q for the period ended November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nadav Kidron, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 13, 2010	By:	/s/ NADAV KIDRON

Name: Nadav Kidron Title: President, Chief Executive Officer and Director